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                                                                    EXHIBIT 10.5

                              SAFETY HOLDINGS, INC.

                     JORDAN INVESTORS SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT, dated as of October 16, 2001 (this "AGREEMENT"), is made by and among Safety Holdings, Inc., a Delaware corporation (the "COMPANY"), whose address is c/o The Jordan Company, LLC, 767 Fifth Avenue, 48th Floor, New York, New York 10153, and the persons and entities whose names are set forth at the end of this Agreement (collectively the "STOCKHOLDERS").

     1.   STOCK SUBSCRIPTIONS.

          (a) Each Stockholder herewith subscribes for the number of shares set forth opposite such Stockholder's name in EXHIBIT 1 hereto of the Common Stock, par value $.01 per share (the "COMMON STOCK"), at a purchase price of $10.00 per share and tenders cash in consideration of the subscription for such Common Stock.

          (b) Each Stockholder acknowledges to the Company and the other Stockholders that such Stockholder understands and agrees, as follows:

     THE COMMON STOCK HAS NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS. THE COMMON STOCK IS VERY SPECULATIVE AND RISKY. THERE IS NO PUBLIC OR OTHER MARKET FOR THE COMMON STOCK NOR IS ANY LIKELY TO DEVELOP. THE COMPANY AND ITS SUBSIDIARIES HAVE BORROWED A SUBSTANTIAL PORTION OF THE FUNDS USED TO OPERATE ITS BUSINESS. EACH STOCKHOLDER ACKNOWLEDGES THAT SUCH STOCKHOLDER MAY AND CAN AFFORD TO LOSE SUCH STOCKHOLDER'S ENTIRE INVESTMENT AND THAT SUCH STOCKHOLDER UNDERSTANDS SUCH STOCKHOLDER MAY HAVE TO HOLD THIS INVESTMENT INDEFINITELY.

     2.   PROPOSED TRANSACTIONS.

          (a) This Agreement references certain pertinent documents as well as applicable laws and regulations. Each Stockholder acknowledges to the Company and the other Stockholders that such references are not summaries or complete and are qualified in their entirety by the complete texts of the documents, laws and regulations so summarized.

          (b) Each Stockholder acknowledges to the Company and the other Stockholders that such Stockholder has had access to and has had ample opportunity to review and understand each of the following documents:

               (i)    Restated Certificate of Incorporation of the Company.

               (ii)   By-laws of the Company.

               (iii) Merger Agreement, dated as of May 31, 2001, by and among the Company and the other parties signatory thereto, including all exhibits and schedules thereto.

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               (iv)   Amendment No. 1 to the Merger Agreement, dated as of July
17, 2001, by and among the Company and the other parties signatory thereto.

               (v) Stockholders Agreement, including all exhibits and schedules thereto.

               (vi) Management Subscription Agreement, dated as of the date hereof, by and among the Company and the management stockholders named therein, including all exhibits and schedules thereto.

               (vii) Management Consulting Agreement, dated as of the date hereof, by and among the Company and TJC Management Corp. ("TJC MANAGEMENT", including all exhibits and schedules thereto (the "MANAGEMENT CONSULTING AGREEMENT").

               (viii) Revolving Credit and Term Loan Agreement, dated as of the date hereof (the "CREDIT AGREEMENT"), among Thomas Black Corporation, Fleet National Bank ("FLEET"), the other lenders party thereto, and Fleet, as agent for itself and such other lenders, including all exhibits and schedules thereto.

               (ix) Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), by and among the Company and JZ Equity Partners PLC ("JZEP"). pursuant to which JZEP will purchase $30 million of the Company's 13.00% Subordinated Notes.

               (x)    This Agreement and all exhibits and schedules hereto.

     The documents referred to in (i) through (x) are hereinafter collectively referred to as the "OPERATIVE DOCUMENTS", except that, for purposes of SECTION 7(e) only, this Agreement will not be considered an Operative Document.

     3. STOCKHOLDER REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Stockholder represents, warrants and covenants to the Company and each other Stockholder that:

          (a) Such Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust, other than the Stockholders Agreement. This Agreement has been duly and validly authorized, executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

          (b) Such Stockholder (i) will not transfer any Common Stock if such transfer would result in a default by the Company or its subsidiaries under any of the provisions of the Operative Documents, (ii) except as required by the Operative Documents, grant any proxies, deposit any Common Stock into a voting trust or enter into a voting agreement with respect to any Common Stock, or
(iii) take any action that would make any representation or warranty of


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such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing his obligations under this Agreement or any of the Operative Documents, or would result in a default by the Company or its subsidiaries under the provisions of this Agreement or any of the Operative Documents. Each Stockholder further agrees that such Stockholder's ability to transfer Common Stock is subject to the limitations, restrictions and conditions of the Stockholder Agreement and the other Operative Documents.

          (c) Such Stockholder has no pending or threatened claim, complaint, action, suit, proceeding, hearing or investigation against the Company or its subsidiaries for any period prior to the date hereof, nor does said Stockholder intend to bring or file any claim, complaint, action, suit, proceeding, hearing or investigation against the Company or its subsidiaries for any period prior to the date hereof.

          (d) The Company has afforded such Stockholder and such Stockholder's advisors, if any, the opportunity to discuss an investment in the Common Stock and to ask questions of representatives of the Company concerning the terms and conditions of the offering of the Common Stock and the Operative Documents, and such representatives have provided answers to all such questions concerning the offering of the Common Stock and the Operative Documents. Such Stockholder has consulted its own financial, tax, accounting and legal advisors, if any, as to such Stockholder's investment in the Common Stock and with the Operative Documents and the consequences thereof and risks associated therewith. Such Stockholder and such Stockholder's advisors, if any, have examined or have had the opportunity to examine before the date hereof the Operative Documents and all information that such Stockholder deems to be material to an understanding of the Company and its subsidiaries, the proposed business of the Company and its subsidiaries, and the offering of the Common Stock. Such Stockholder also acknowledges that to such Stockholder's knowledge there have been no general or public solicitations or advertisements or other broadly disseminated disclosures (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising) by or on behalf of the Company regarding an investment in the Common Stock.

     4. RISK FACTORS. Each Stockholder acknowledges to the Company and the other Stockholders that:

          (a) (i) such Stockholder knows and understands that the Company's subsidiaries are the Company's only material assets, and that the Company and certain of its subsidiaries have borrowed a substantial portion of the funds used to effect the purchase by the Company of the shares listed in the Merger Agreement; (ii) it is unlikely that dividends will be paid on the Common Stock;
(iii) there is no legal requirement or promise made by the Company to declare or pay such dividends and such dividends may not in any event be paid if such payment would violate any term of the Operative Documents; and (iv) certain of the Operative Documents severely restrict the ability of the Company to make any dividend or redemption payments in any case and such payment may be further restricted by future agreements or instruments binding on the Company or its subsidiaries.


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          (b)  Any financial projections or forecasts with respect to the
Company and its subsidiaries are only forecasts prepared by management, which are subject to many assumptions and factors beyond the Company's and its subsidiaries' control, and that there can be no assurances that these forecasts will be realized.

     5. SECURITIES LAW AND OTHER MATTERS. Each Stockholder represents and warrants to the Company and the other Stockholders that:

          (a) (i) such Stockholder used no "purchaser's representative" (as that term is used in Regulation D as promulgated by the Securities and Exchange Commission) in connection with the transactions contemplated by the Operative Documents; (ii) neither The Jordan Company, LLC ("JORDAN"), nor any of its respective partners, members, principals, directors, officers, representatives, attorneys, agents, employees or affiliates has acted as a representative of said Stockholder in the subject transaction; (iii) such Stockholder has substantial knowledge and experience in financial, investment and business matters, and specifically in the business of the Company and its subsidiaries, and has the requisite knowledge and experience to evaluate the risks and merits of this investment; (iv) the decision of such Stockholder to purchase the Common Stock hereunder has been made by such Stockholder independent of any other Stockholder and independent of any statements, disclosures or judgments as to the properties, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries which may have been made or given by any Stockholder or other person.

          (b) (i) the Common Stock being purchased by such Stockholder hereunder has not been registered under the Securities Act of 1933, as amended, (the "SECURITIES ACT") on the ground that the sales of Common Stock pursuant to this Agreement are exempt under Section 4(2) of the Securities Act as not constituting a distribution, and that the Company's reliance on such exemption is predicated in part on each Stockholder's representation which such Stockholder herewith makes that the Common Stock has been acquired solely by and for the account of such Stockholder for investment purposes only, and are not being purchased for subdivision, fractionalization, resale or distribution and other than as expressly set forth in the Operative Documents, such Stockholder has no contract, undertaking, agreement or arrangement with any other Stockholder to sell, transfer or pledge to such other Stockholder or anyone else the Common Stock (or any part thereof) which such Stockholder has purchased hereunder, and such Stockholder has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement; (ii) the Common Stock being sold to said Stockholder must be held indefinitely unless they are subsequently registered under the Securities Act or a transfer is made pursuant to an exemption from such registration, including, for example, pursuant to Rule 144 thereunder and that except as set forth in the Stockholders Agreement, the Company has no agreements in respect of registering the Common Stock under Federal or state law; and (iii) such Stockholder's financial condition is such that such Stockholder is not under any present necessity or constraint, and does not foresee in the future any necessity or constraint, to dispose of these shares to satisfy any existing or contemplated debt or undertaking.

          (c) In the event that in the future the Company engages in any negotiation or transaction (including a merger or consolidation or other reorganization by or of the Company) in which Regulation D promulgated by the Securities and Exchange Commission may or will be available to the Company, each of the Stockholders who is not then a professional investor


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agrees irrevocably (and with the knowledge and intention that the other holders of the Company's stock of all classes will rely thereon in making their respective present investment decisions) that such Stockholder will, within 5 business days of notice from the Company, which notice may be given in the sole discretion of the Company, appoint a purchaser's representative or representatives who shall be qualified and acceptable to the Company and any other person(s) who is (are) involved in the proposed transaction so that the maximum benefits of Regulation D shall be available to the Company and all of its Stockholders. Any Stockholder who does not perform this covenant shall be liable to the Company and all of the other Stockholders for any damage or loss that may or might be incurred thereby.

          (d) Such Stockholder hereby releases Jordan, JZEP, Jordan/Zalaznick Advisors Inc. and TJC Management and each of their respective partners, members, principals, directors, officers, representatives, attorneys, agents, employees and affiliates from and against any claims in respect of each Stockholder's subscription for the Common Stock and any related transaction hereunder or under the Operative Documents.

     6. LEGEND. All certificates representing shares of Common Stock shall be endorsed as follows:

     "THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED OCTOBER __, 2001, AMONG THE COMPANY AND ITS STOCKHOLDERS AND SUBSCRIPTION AGREEMENTS, DATED OCTOBER __, 2001, AMONG THE COMPANY AND CERTAIN INVESTORS THEREIN. REFERENCE ALSO IS MADE TO THE RESTRICTIVE PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY. A COPY OF THE ABOVE REFERENCED AGREEMENTS ARE ON FILE AT THE OFFICE OF THE COMPANY, C/O THE JORDAN COMPANY, LLC, 767 FIFTH AVENUE, 48TH FLOOR, NEW YORK, NEW YORK 10153.

     THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT."

     Each Stockholder acknowledges to the Company and the other Stockholders that (i) the effect of such legend, among other things, is or may be to limit or destroy the value of the certificate for purposes of sale or for use as loan collateral and that "stop transfer" instructions may be noted against the Common Stock sold to such Stockholder hereunder; and (ii) any transferee of such Stockholder is required to become a party to the Stockholders Agreement, dated as of the date hereof, by and among the Company and the Company's stockholders (the "STOCKHOLDERS AGREEMENT") as a condition to acquiring the Common Stock hereunder.

     7.   MISCELLANEOUS.

          (a) Subject to the conditions of transfer of Common Stock hereunder and in the Stockholders Agreement, this Agreement shall be binding upon and shall inure to the benefit of each individual Stockholder and such Stockholder's respective heirs, executors,


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administrators, assigns and legal representatives and to the Company and its respective successors and assigns, by way of merger, consolidation or operation of law or otherwise. Once a Stockholder is no longer a stockholder of the Company all rights and benefits (but not the obligations) previously enjoyed by such party pursuant to the terms of this Agreement shall automatically terminate with respect to such party.

          (b) Prior to consummation of any transfer of Common Stock held by a Stockholder permitted under the Stockholders Agreement, except for transfers pursuant to a public offering, such party shall cause the transferee to execute an agreement in which the transferee agrees to be bound by the terms of this Agreement and the Stockholders Agreement.

          (c) The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

          (d) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. EACH PARTY AGREES THAT JURISDICTION AND VENUE MAY BE IN THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF DELAWARE OR THE UNITED STATES. THE CHOICE OF FORUM SET FORTH IN THIS
SECTION 7(d) SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

          (e) Each of the Stockholders agrees and acknowledges that the Operative Documents and any other agreement or instrument that may restrict the ability of the Company to make any dividend or redemption payments may be created, amended, modified or supplemented, from time to time, and may be refinanced, extended or substituted, from time to time, without notice to, or the consent or approval of, the Stockholders.

          (f) All personal pronouns used in this Agreement, whether used in masculine, feminine or neuter gender, shall include all other genders if the context so requires; the singular shall include the plural, and vice versa.


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          (g)  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. If the requirements of this Agreement have otherwise been met, new Stockholders may become parties to this Agreement by executing a counterpart to this Agreement at which time the Company shall revise the Exhibits as may be necessary or appropriate.

          (h) The words "sale," "sell," "transfer" and the like shall include any disposition by way of transfer, with or without consideration to any person for any purpose and shall include, but shall not be limited in any way to, redemption (of other than its preferred stock) by the issuer, private or public sale or exchanges of securities or any other similar transaction involving the Common Stock.

          (i) In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

          (j) This Agreement constitutes the entire agreement by and among the parties with respect to the subject matter hereof and may not be modified orally, but only by a writing subscribed by the party charged therewith.

          (k) Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as are necessary to effectuate the terms and purposes of this Agreement.

          (l) Whenever notice is required to be given by any party hereunder, such notice shall be deemed sufficient when delivered to the Company at its address above and to each of the other Stockholders at such Stockholder's address below or to such other address as the Stockholder shall have furnished to the Company.

          (m) Each party shall be entitled to rely conclusively upon any notice received, or the failure to receive any notice, from any other party with respect to rights and obligations under this Agreement.

     8.   RECEIPT OF STOCK CERTIFICATES.

     Each Stockholder herewith acknowledges receipt of the certificate(s) evidencing the Common Stock purchased by such Stockholder.


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     IN WITNESS WHEREOF, each of the undersigned has signed this Agreement as of the date first above written.





























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                                            SAFETY HOLDINGS, INC.


                                            By:  /s/A. Richard Caputo, Jr.
                                                 -------------------------------
                                                 Name:   A. Richard Caputo, Jr.
                                                 Title:  Vice President


                                            STOCKHOLDERS:

                                            JOHN W. JORDAN II  REVOCABLE TRUST


                                            By:  /s/John W. Jordan II
                                                 -------------------------------
                                            Name:   John W. Jordan II
                                            Title:  Trustee

                                            LEUCADIA INVESTORS, INC.


                                            By: /s/Joseph Orlando
                                                --------------------------------
                                            Name:   Joseph Orlando
                                            Title:


                                            /s/David W. Zalaznick
                                            ------------------------------------
                                            David W. Zalaznick


                                            /s/Jonathan F. Boucher
                                            ------------------------------------
                                            Jonathan F. Boucher


                                            /s/Adam E. Max
                                            ------------------------------------
                                            Adam E. Max


                                            /s/A. Richard Caputo, Jr.
                                            ------------------------------------
                                            A. Richard Caputo, Jr.


                                            /s/Paul Rodzevik
                                            ------------------------------------
                                            Paul Rodzevik





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                                            /s/Brian Higgins
                                            ------------------------------------
                                            Brian Higgins


                                            /s/Douglas J. Zych
                                            ------------------------------------
                                            Douglas J. Zych


                                            /s/Robert D. Mann
                                            ------------------------------------
                                            Robert D. Mann




























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